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                                                                  EXHIBIT 10(ii)
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MINNESOTA LIFE                                     VARIABLE GROUP UNIVERSAL LIFE
                                                            EMPLOYEE APPLICATION
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Minnesota Life Insurance Company - 400 Robert Street North - St. Paul, Minnesota
55101-2098
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                                                POLICY NUMBER:
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INSURED'S INFORMATION (INSURED IS THE OWNER OF THE CONTRACT UNLESS OTHERWISE
REQUESTED)
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EMPLOYEE NAME                DATE OF BIRTH     SOCIAL SECURITY NUMBER     GENDER

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STREET ADDRESS                        CITY            STATE             ZIP CODE

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EMPLOYER                                                       PAYROLL FREQUENCY

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DATE OF EMPLOYMENT   ANNUAL BENEFIT SALARY BASE   DAYTIME PHONE   E-MAIL ADDRESS

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[ ] Yes   [ ] No   Have you used tobacco or nicotine in any form during the past
                   12 months?
[ ] Yes   [ ] No   On the date you sign this application, are you actively
                   working at your employer's normal place of business at least
                   ______ hours per week?

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To be eligible for insurance under the group policy, an employee must be actively working at his or her employer's normal place of business at least ______ hours per week on the date he or she signs this application for coverage and for ______ hours per week for each of the ______ week(s) immediately prior to the date this application for coverage is approved by Minnesota Life.
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BENEFICIARY'S NAME                  SOCIAL SECURITY NUMBER          RELATIONSHIP

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INSURANCE INFORMATION
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IF APPLYING FOR MORE THAN THE GUARANTEED       INSURANCE PREMIUMS WILL BE
ISSUE AMOUNT, YOU MUST COMPLETE THE            CALCULATED BY MINNESOTA LIFE.
EVIDENCE OF INSURABILITY FORM.                 YOU ARE NOT REQUIRED TO COMPLETE
                                               THE PREMIUM FIELDS.

(1) Employer-Paid                              Employer-Paid
    Insurance Amount:        $   x Salary      Monthly Premium:        (1) $

(2) Employer-Paid                              Employer-Paid
    Insurance Amount:        $   x Salary      Monthly Premium:        (2) $

(3) Total Insurance Amount:  $   x Salary      Additional Amount Paid: (3) $
                                               (to account options)

(4) Spouse/Child Term Rider: $   $             Spouse/Child Rider
                                               Premium:                (4) $

(5) Child Term Rider:        $                 Child Rider Premium:    (5) $

                                               TOTAL PREMIUM:
                                               (ADD LINES 1-5)             $

If you applied for children's insurance, please enter the names and dates of birth below:
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   Child's Name        Date of Birth           Child's Name        Date of Birth
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00-30198                                                        Minnesota Life 1




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INVESTMENT PROFILE
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NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed owner must supply such information so that an informed judgement may be made as to the suitability of the investment for the owner. The insured is the owner of the contract unless otherwise requested.

1. Have you received the prospectus for the Minnesota Life
   Variable Universal Life Account and the prospectuses for
   the Advantus Series Fund, Inc., Fidelity's Variable
   Insurance Products Funds and Janus Aspen Series-Service
   Shares?                                                       [ ] Yes [ ] No

2. Would you like us to send you a Statement of Additional
   Information referred to in the prospectuses named above?      [ ] Yes [ ] No

3. Are you a spouse or dependent child of a person who is an
   employee of Minnesota Life or one of its subsidiaries?        [ ] Yes [ ] No

4. Number of Dependents: _______________

                                                             Federal Tax Bracket
5. Estimated Net Worth (exclusive of car and home)  $________    ___  0 - 15%
                                                                 ___ 16 - 28%
   Estimated Liquid Net Worth (cash and cash        $________    ___ 29% +
   equivalents

6. Prior Investment Experience

     Total Years of Experience:_______________

     Experience with these types
     of investments (check    __Mutual Funds   __Bonds    __Limited Partnerships
     all that apply)          __Annuities      __Stocks   __Options/Futures
                                                          __Other

7. Overall Investment Objective (check one)
   ___Conservative Income  ___Current Income  ___Conservative Growth  ___Growth
   ___Aggressive Growth

8. Risk Tolerance
   ___Conservative  ___Moderate  ___Aggressive

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ACCOUNT OPTIONS (MUST BE COMPLETED)
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Please select the allocation of net premium. Allocations must total 100%.
Minimum of 10% in any account: allocations must be in increments of 1%.

___% Guaranteed Account             ___% Advantus Macro-Cap Value        ___% Advantus Capital Appreciation
___% Advantus Money Market          ___% Fidelity VIP Equity-Income      ___% Janus Aspen Int Grth - Srv Sh*
___% Advantus Mat Gov't Bond 2010   ___% Advantus Value Stock            ___% Advantus International Stock
___% Advantus Mortgage Securities   ___% Advantus Index 500              ___% Advantus Small Comp Growth
___% Advantus Bond                  ___% Fidelity VIP Contrafund(R)      ___% Advantus Micro-Cap Growth
___% Fidelity VIP High Income       ___% Advantus Growth                 ___% Janus Aspen Cap App - Srv Sh*
___% Advantus Global Bond           ___% Advantus Index 400 Mid-Cap
___% Advantus Asset Allocation      ___% Advantus Small Company Value    *Invests in Aspen Series Service Shares

I agree that because this application is for a Variable Group Universal Life policy, that Minnesota Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET PREMIUMS INVESTED IN THE SUB-ACCOUNTS.

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EMPLOYEE SIGNATURE                                                  DATE

X
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                              FOR HOME OFFICE USE
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SUITABILITY ACCEPTED BY REGISTERED PRINCIPAL                        DATE

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00-30198                                                        Minnesota Life 2